UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 8, 2020

NUTANIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150
San Jose, California 95110
(Address of principal executive offices, including zip code)

(408) 216-8360
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Rajiv Ramaswami as President and Chief Executive Officer of the Company and a member of the Board of Directors
On December 9, 2020, Nutanix, Inc. (the "Company") announced that its Board of Directors (the "Board") appointed Rajiv Ramaswami, age 55, as the Company's President and Chief Executive Officer, effective December 9, 2020. Mr. Ramaswami succeeds Dheeraj Pandey, who previously announced his plans to retire as Chief Executive Officer of the Company upon the appointment of a successor. In addition, the Company also announced that Mr. Pandey will step down as Chairman and a member of the Board on December 14, 2020, ensuring continuity through the Company's 2020 annual meeting of stockholders, and also that Mr. Ramaswami will join the Board as a Class III director on December 14, 2020 (as elected by the Board on December 8, 2020). Mr. Pandey's decision to step down as a member of the Board is solely for personal reasons and not due to any disagreements with the Company on any matter, including relating to the Company's operations, policies or practices. Mr. Ramaswami has not been, and is not expected to be as of the time of the filing of this Current Report on Form 8-K, appointed to any committees of the Board.
Mr. Ramaswami is a seasoned technology industry executive who has held senior leadership roles at companies including VMWare, Broadcom Inc., Cisco Systems, and Nortel after having begun his career at IBM Corporation. He has more than 30 years of experience spanning software, cloud services and network infrastructure and brings to the Company a proven track record of building and scaling enterprises and teams, having a strong customer-centric approach, operational execution and developing innovative products and solutions to drive growth and value creation.  From October 2016 until recently, Mr. Ramaswami served as Chief Operating Officer of Products and Cloud Services at VMWare.  From April 2016 to October 2016, Mr. Ramaswami led VMware's Networking and Security business, as executive vice president and general manager.  Mr. Ramaswami served as Executive Vice President and General Manager, Infrastructure and Networking at Broadcom from February 2010 to January 2016, where he established Broadcom as a leader in data center, enterprise and carrier networking.  In his prior role as a leader in Cisco's Cloud Services and Switching Technology Group, Mr. Ramaswami was responsible for the mid-range business and drove expansion from the enterprise markets into the high growth carrier market. Earlier in his career, he held various leadership positions at Nortel, Tellabs and IBM.  Mr. Ramaswami has also served on the board of NeoPhotonics Corporation since March 2014.  Mr. Ramaswami holds a B.Tech. in Electrical Engineering from the Indian Institute of Technology, Madras, and a M.S. and a Ph.D. in Electrical Engineering from the University of California, Berkeley. Mr. Ramaswami is an Institute of Electrical and Electronics Engineers Fellow and holds 36 patents, primarily in optical networking.  The Board believes that the Mr. Ramaswami's extensive business experience and expertise in the technology industry, gained from his executive leadership roles at other technology companies, as well as the perspective and experience that Mr. Ramaswami will bring as the Company's President and Chief Executive Officer, uniquely qualify him to serve on the Board.
There are no arrangements or understandings between Mr. Ramaswami and any other person pursuant to which he was selected as an officer and director.  Furthermore, there are no family relationships between Mr. Ramaswami and any director or executive officer of the Company. Other than the indemnification agreement described below, Mr. Ramaswami does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Ramaswami will not receive any separate compensation for his service as a director of the Company.
In addition, Mr. Ramaswami will enter into the Company's standard form of director indemnification agreement, which was filed as Exhibit 10.1 to the Company's Registration Statement on Form S-1 filed with the SEC on December 22, 2015.
Offer Letter with Rajiv Ramaswami
On December 8, 2020, the Company entered into an offer letter with Mr. Ramaswami in connection with Mr. Ramaswami's appointment as its President and Chief Executive Officer. The offer letter has an indefinite term and Mr. Ramaswami's employment is at-will. The offer letter provides that Mr. Ramaswami's annual base salary is $800,000, and he is eligible to earn annual incentive compensation with a target equal to $800,000, based upon achievement of individual and corporate targets determined by the Company's Board or the compensation committee of the Board for each fiscal year.

Mr. Ramaswami is approved as a participant (x) at the tier 1 level in the Company's Change of Control and Severance Policy (the "CoC Policy"), a copy of which has been filed as Exhibit 10.21 to the Company's Registration Statement on Form S-1 (File No. 333-208711) filed with the Securities and Exchange Commission on September 12, 2016; and (y) at a level providing for 100% annual base salary severance and 12 months continued benefits in the Company's Executive Severance Policy (the "Severance Policy"), a copy of which has been filed as Exhibit 10.1 to the Company's filing on Form 8-K (File No. 001-37883) filed with the Securities and Exchange Commission on October 8, 2020.
In connection with his hiring, Mr. Ramaswami receives two restricted stock units grants under the Company's 2016 Equity Incentive Plan (the "2016 Plan") and restricted stock unit agreements, covering an aggregate of 1,081,718 shares (collectively, the "RSUs") as follows: (i) 378,601 time-based restricted stock units ("Time-Based RSUs") and (ii) 703,117 performance-based restricted stock units at a targeted level ("Performance RSUs").
The Time-Based RSUs generally vest quarterly over 4-years with a 1-year vesting cliff (the "standard vesting schedule").
The Performance RSUs generally vest upon achievement of certain milestones and satisfaction of the standard vesting schedule.  The Performance RSUs require achievement of the following average closing stock prices per share over a 30 consecutive calendar day period ending on the calendar day prior to the day of determination: (x) $32.09 ("Milestone 1") and (y) $38.51 ("Milestone 2").  If Milestone 1 occurs, then 67% of the targeted Performance RSUs become eligible to vest.  If Milestone 2 occurs, then a maximum of 133% of the Performance RSUs in the aggregate become eligible to vest.  When a milestone occurs, the Performance RSUs are multiplied by the appropriate vesting multiplier for the applicable milestone to determine Performance RSUs eligible to vest (or "Earned Performance RSUs").  Earned Performance RSUs generally then vest upon achievement of the milestone according the applicable vesting percentage of the standard vesting schedule (less any Earned Performance RSUs that have already vested) and then continue to vest on the standard vesting schedule.  Any Performance RSUs that have not vested by the day after the standard vesting schedule will be forfeited without consideration.
If a Change in Control (as defined in the Plan) occurs prior to achievement of Milestone 2 being achieved, then stock price will be measured based on the price per share payable in the Change in Control and that price will be used to determine if a milestone was achieved, and, if so, the Performance RSUs will become earned and eligible to vest based on the formulas described above.  If Milestone 2 is not satisfied based on the price per share payable in the Change in Control, then the remaining targeted number of Performance RSUs that have not satisfied the performance condition will convert into Time-Based RSUs and will continue to vesting following the Change in Control on the standard vesting schedule.
Notwithstanding the vesting schedules described above, if Mr. Ramaswami's employment is terminated other than for Cause (as defined in the CoC Policy), death or disability, in each case, apart from the Change of Control Period (as defined in the CoC Policy), then subject to the timely effectiveness of a release and resignation from all positions with the Company, (1) Time-Based RSUs (including any Earned Performance RSUs) that would have vested through the date 12-months after Mr. Ramaswami's termination date accelerate and vest; and (2) any unearned Performance RSUs that have not satisfied a performance condition will remain eligible to vest if an applicable milestone is achieved prior to the earlier of (x) 12 months following Mr. Ramaswami's termination date and (y) the end of the standard vesting schedule.
Any RSUs that remain outstanding on and after the closing of a Change in Control (including Time-Based RSUs, Earned Performance RSUs and the Performance RSUs that convert to Time-Based RSUs as described above) will be considered time-based awards for purposes of the CoC Policy and be eligible for accelerated vesting under the CoC Policy.  Mr. Ramaswami will participate in the Company's refresh grant cycle for fiscal year 2022.

The foregoing summary of the offer letter is qualified in its entirety by reference to the full text of the offer letter as attached as Exhibit 10.1 hereto, as well as the CoC Policy and the Severance Policy, all of which are incorporated by reference herein.
A copy of the related news release issued by the Company on December 9, 2020 is attached to this report as Exhibit 99.1.
The information in Exhibit 99.1 attached to this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter between Nutanix, Inc. and Rajiv Ramaswami, dated December 8, 2020.

99.1	Press release issued by Nutanix, Inc. on December 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: December 9, 2020	By:	/s/ Duston M. Williams
Duston M. Williams
Chief Financial Officer
(Principal Financial Officer)